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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  September 5, 1996
                                                         -----------------


                         Canandaigua Wine Company, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-7570                    16-0716709
- ----------------------------        -------------           --------------------
(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)



                 116 Buffalo Street, Canandaigua, New York  14424
               ------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code  (716) 394-7900
                                                            --------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS

     The Registrant released on September 5, 1996 the following announcement:

             CANANDAIGUA WINE COMPANY, INC. REVISES ANNUAL EARNINGS ESTIMATE AND ANNOUNCES ESTIMATE FOR ITS SECOND QUARTER

     CANANDAIGUA, NY, SEPTEMBER 5, 1996 -- Canandaigua Wine Company, Inc. (NASDAQ SYMBOLS: WINEA and WINEB) announced today that it is revising its estimated net income per share for its fiscal year ending February 28, 1997, from a range of $2.30-$2.50 to a new range of $1.10-$1.40. The Company's net income per share for the same period a year ago was $1.92 exclusive of nonrecurring and one-time items. The Company also announced today that it expects its net income per share for its Second Quarter to be in the range of $0.20-$0.30, as compared to $0.52 exclusive of nonrecurring and one-time items in the same quarter last year.

     The Company revised its estimated net income per share for the current fiscal year as a result of below expectation performance of the Company's wine division offset in part by better than expected performance of the Company's beer and spirits division, Barton. The Company believes its wine division performance will be negatively impacted as follows:

     Higher than expected cost of product sold -- As previously reported after the end of the Company's first quarter this fiscal year, the Company increased its estimated last-in, first-out (LIFO) adjustment by $10.5 million to reflect higher costs. In addition, the Company's estimated net income per share for both the Second Quarter and fiscal year includes further such increases to its costs. The Company believes that it will not be able to fully offset these higher costs in the current fiscal year. For comparison purposes to companies using the first-in, first-out (FIFO) method of inventory valuation, the Company estimates that its net income per share on a FIFO basis for the current fiscal year will be $2.00-$2.30 as compared to $1.95 for the same twelve month period a year ago exclusive of nonrecurring and one-time items.

     Lower than expected wine division production efficiencies -- The Company has experienced inefficiencies in its wine division operations which it believes will negatively impact costs before remedial measures can be implemented through the wine division's reengineering effort.

     Lower than expected wine division net sales -- The Company believes its net sales will be negatively impacted by lower than expected unit volume of its branded wine products offset in part by previous price increases and a better than expected sales mix of branded wine products. The Company believes that its unit volume of branded wine products is being negatively impacted by previous price increases.

     Richard Sands, Chief Executive Officer of Canandaigua, stated, "We are pleased with the better than expected performance of our beer and spirits division, Barton, and in particular the continued rapid growth of our imported beer business. In addition, our spirits division including the 1995 acquisition from United Distillers is also performing well. We are very disappointed,

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however,  with our current overall  earnings  outlook which is being impacted by the poor performance of our wine division. To address the problems, we have focused our wine division reengineering effort on the issues negatively affecting performance and are optimistic as to its success and its potential to generate additional efficiencies. However, it could be 12 to 24 months before we realize the full benefit of this effort." Mr. Sands added, "We believe that the Company's value is best reflected by our cash flow performance. Over the last four reported quarters ended May 31, 1996, our cash flow, excluding one-time and nonrecurring items, on a FIFO basis as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) has increased by 30% to $125 million, as compared to the same twelve month period a year ago. For this fiscal year, we estimate EBITDA on a FIFO basis to be $130-$145 million, a 13%-26% increase over last year's FIFO EBITDA of $115 million exclusive of nonrecurring and one-time items."

     Canandaigua Wine Company, Inc., headquartered in Canandaigua, New York, is a leading producer and marketer of more than 125 national and regional beverage alcohol brands. It is the second largest supplier of wines, the third largest importer of beers and the fourth largest supplier of distilled spirits in the United States. The Company's beverage alcohol brands are marketed in five general categories and include the following principal brands:

TABLE WINES:  Almaden,   Inglenook,   Paul Masson,  Taylor  California  Cellars,
     Cribari, Manischewitz, Taylor New York, Marcus James, Deer Valley and Dunnewood
SPARKLING WINES: Cook's, J. Roget, Great Western and Taylor New York
DESSERT WINES:  Richards Wild Irish Rose, Cisco and Taylor New York
IMPORTED BEERS:  Corona, St. Pauli Girl, Modelo Especial, and Tsingtao
DISTILLED SPIRITS:  Fleischmann's,  Barton,  Mr. Boston,  Canadian LTD, Ten High
     Bourbon, Montezuma Tequila, Inver House Scotch and Monte Alban Mezcal.

                         SAFE HARBOR STATEMENT UNDER THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The statements contained in the foregoing Press Release which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated net income per share for the quarter ended August 31, 1996, and for the fiscal year ending February 28, 1997, and (ii) the Company's estimated cash flows as measured by FIFO EBITDA for the twelve months ending February 28, 1997, should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly higher or lower than set forth in such

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forward-looking  statement.  In  addition  to the  risks  and  uncertainties  of ordinary business operations, the forward-looking statements of the Company contained in this Press Release are also subject to the following risks and uncertainties:

     The Company believes that its future results of operations are inherently difficult to predict due to the Company's use of the LIFO method of accounting for inventory valuation, particularly as it relates to the Company's purchase of grapes from the 1996 fall harvest. In particular, the Company found it necessary to revise its estimate of the impact of LIFO in the first quarter of the current fiscal year versus its previous estimate and has included further increases in its estimate for the purposes of its estimated Second Quarter and current fiscal year results. There are no assurances that the Company may not have to revise this estimate further.

     The Company could experience worse than expected production inefficiencies or other raw material supply, production or shipment difficulties which could adversely affect (i) its ability to supply goods to its customers and
     (ii) the willingness of its wholesale or retail customers to purchase the Company's products. The Company could also experience higher than expected increases in its cost of product sold as a result of inefficiencies or if raw materials such as grapes, concentrate or packaging materials are in short supply or if the Company experiences increased overhead costs. The Company believes that production inefficiencies and other costs related to such matters as loss rates, imported concentrate costs, freight costs and yields will negatively impact its results.

     Manufacturing economies related to such matters as bottling line speeds and warehousing capabilities could fail to develop when planned. The Company believes that worse than expected bottling line and warehouse efficiencies will negatively impact its results.

     The Company is in a highly competitive environment and its dollar sales and unit volume could be negatively affected by its inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of its wholesale customers, retailers or consumers to purchase competitive products instead of the Company's products. The Company believes its branded wine unit volume has been negatively impacted by the effect price increases have had on its competitive positioning. This could limit the Company's ability to increase the selling prices of its branded wine products further to offset anticipated higher costs in its fiscal year ending February 28, 1997, and could require selling price decreases of its branded wine products in the future to maintain volume. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of the Company's products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or

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     consumer  demand  for,  the  Company's  products.   The  Company  has  also
     experienced a substantial increase in its sales of its imported beer products, particularly its Mexican brands. There can be no assurances that its sales will continue to increase at the same rate.

     The Company could experience higher than expected selling, general and administrative expenses if it finds it necessary to increase its number of personnel or its advertising or promotional expenditures to maintain its competitive position or for other reasons.

     The Company is currently undergoing a reengineering effort involving the evaluation of its business processes and organizational structure and could make changes in its business in response to this effort which are not currently contemplated.

     The Company could experience difficulties or delays in the development, production, testing and marketing of new products.

     The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's Mexican, German, Chinese and other imported beer products.

     The forward-looking statements contained herein are based on estimates which the Company believes are reasonable. This means that the Company's actual results could differ materially from such estimates as a result of being negatively affected as above described or otherwise or positively affected.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                 Canandaigua Wine Company, Inc.



Dated:  September 5, 1996                        By:   /s/ Robert Sands
                                                      -------------------------
                                                       Robert Sands
                                                       Executive Vice President
                                                       and General Counsel


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                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None



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